SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

CALAMP CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CalAmp Corp.
1401 N. Rice Avenue
Oxnard, CA 93030
(805) 987-9000

June 18, 2013

Dear Stockholder:

     You are cordially invited to attend the 2013 Annual Meeting of Stockholders of CalAmp Corp. to be held at the Westlake Village Inn, 31943 Agoura Road, Westlake Village, California 91361, on Thursday, July 25, 2013 at 10:00 a.m. local time. We describe in detail the actions we expect to take at our 2013 Annual Meeting in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     Please use this opportunity to take part in our affairs by voting on the business to come before the 2013 Annual Meeting. Only stockholders of record at the close of business on June 5, 2013 may vote at the 2013 Annual Meeting and any postponements or adjournments of the meeting. All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, please vote as soon as possible by completing, signing, dating and returning the enclosed proxy promptly or submit your proxy over the Internet or by telephone. See "How do I vote? (Voting Procedures)" on page 2 of the following Proxy Statement for more details. Returning the paper proxy card or voting electronically does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

     You may receive an additional copy of our Annual Report on Form 10-K for the year ended February 28, 2013, or a copy of the exhibits to our Annual Report on Form 10-K, without charge by sending a written request to our Corporate Secretary at the address above.

     Thank you for your ongoing support of CalAmp Corp. We look forward to seeing you at our 2013 Annual Meeting.

Sincerely,

Michael Burdiek
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

     Even if you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy promptly or submit your proxy over the Internet or by telephone. If you are a stockholder of record and attend the Annual Meeting in person, you may withdraw your proxy and vote in person. You will find information on submitting your proxy over the Internet or by telephone and information about voting in person at the Annual Meeting in the "Questions and Answers about the 2013 Annual Meeting and Voting" section of the following Proxy Statement beginning on page 2.

THANK YOU FOR ACTING PROMPTLY

CALAMP CORP.
PROXY STATEMENT
2013 ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS

CalAmp Corp.
1401 N. Rice Avenue
Oxnard, CA 93030
(805) 987-9000

________________

PROXY STATEMENT
________________

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

Approximate Date of Mailing: June 18, 2013

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CalAmp Corp. (the "Company" or "CalAmp") of proxies for use at the 2013 Annual Meeting of Stockholders (the "Annual Meeting"), to be held at 10:00 a.m. local time on Thursday, July 25, 2013 at the Westlake Village Inn, 31943 Agoura Road, Westlake Village, CA 91361.

ITEMS OF BUSINESS:

1.	To elect six directors named in the Proxy Statement to hold office until the next meeting of Stockholders;

2.	To approve on a non-binding, advisory basis the compensation of the Company’s named executive officers, or NEOs, as disclosed in the Proxy Statement accompanying this notice (the “Proxy Statement”) pursuant to the Item 402 of Regulation S-K (“Say-on-Pay”);

3.	To ratify the selection of SingerLewak LLP as the independent auditing firm for the Company for the fiscal year ending February 28, 2014; and

4.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

VOTING RIGHTS:
In order to vote, you must have been a stockholder at the close of business on June 5, 2013 (the "Record Date"). On the Record Date, CalAmp had issued and outstanding 35,123,602 shares of Common Stock, par value $0.01 per share, the only class of voting securities outstanding.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the 2013 Annual Meeting. Please read it carefully.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 25, 2013:

Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by: (i) sending you this full set of proxy materials, including a proxy card; and (ii) notifying you of the availability of our proxy materials on the Internet. The Notice of Annual Meeting, Proxy Statement and Annual Report are available from Broadridge Investor Communication Services at: https://materials.proxyvote.com/128126. Broadridge does not use "cookies" or other tracking software that identifies visitors accessing this web site.

QUESTIONS AND ANSWERS ABOUT THE 2013 ANNUAL MEETING AND VOTING

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your "proxy," and you give the proxy authority to vote your shares by submitting the enclosed proxy card or voting by telephone or over the Internet. We have designated our Chairman, Frank Perna, and our President and CEO, Michael Burdiek, to serve as proxies for the Annual Meeting.

Why am I receiving these proxy materials?

The Board of Directors of CalAmp Corp., or CalAmp, is providing these proxy materials, consisting of the Proxy Statement, Proxy Card and our Annual Report for the year ended February 28, 2013, to you in connection with the solicitation of proxies for use at our Annual Meeting to be held on Thursday, July 25, 2013, at 10:00 a.m., local time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. We are providing these proxy materials to all of our stockholders through U.S. mail unless a stockholder has specifically requested to receive these materials in electronic form via email or the Internet.

If you are receiving multiple copies of CalAmp’s proxy materials and in the future you would like to receive a single copy of CalAmp’s proxy materials for all of your stockholder accounts that have the same address, please contact Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

What is the difference between holding shares as a Stockholder of Record and as a Beneficial Owner?

Most of our stockholders hold their shares through a broker or bank rather than directly in their own name. As summarized below, there are some distinctions between shares held "of record" and those owned beneficially.

Stockholder of Record. If your shares are held in certificate form that is registered directly in your name with our transfer agent, American Stock Transfer, you are considered, with respect to those shares, the "Stockholder of Record." As the Stockholder of Record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner of Shares Held in Street Name ("Beneficial Owner"). If your shares are held in electronic form in a brokerage or bank account, you are considered to be the Beneficial Owner with respect to those shares, and those shares are considered to be held in "street name". In this case, the broker or bank that holds your shares on your behalf is considered to be the Stockholder of Record.

How do I vote? (Voting Procedures)

Your vote is very important. Even if you plan to attend the Annual Meeting, we recommend that you submit your vote prior to the meeting, so that your vote will be counted if you later decide not to attend the meeting. You may vote your shares by one of several means, as described below:

Stockholders of Record can vote their shares by one of the following methods:

1.	By Mail

You can complete, sign and date the proxy card and return it in the prepaid envelope provided. If a Stockholder of Record returns the signed proxy card but does not indicate his or her voting preferences, the persons named in the proxy will vote the shares represented by that proxy as recommended by the Board of Directors.

2.	By Telephone or the Internet

Call the toll-free telephone number on the Notice and follow the recorded instructions; or access the secure website www.proxyvote.com through the Internet and follow the instructions. Please note that the telephone and Internet voting facilities will close at 11:59 p.m. Eastern Time on July 24, 2013, the day before the Annual Meeting.

3.	In Person at the Annual Meeting

Stockholders of Record may vote their shares in person at the Annual Meeting. If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the meeting. You may also be represented at the Annual Meeting by another person if you execute a proper legal proxy designating that person.

Beneficial Owners may vote by one of the following methods:

1.	By Mail

You may vote by signing, dating and returning your voting instruction card that was provided to you by the broker or bank that holds your shares in the pre-addressed envelope provided.

2.	By Methods Listed on Voting Instruction Card

Please refer to your voting instruction card or other information provided by the broker or bank that holds your shares to determine whether you may vote by telephone or via the Internet, and follow the instructions on the voting instruction card or other information provided by the broker or bank.

3.	In Person at the Annual Meeting

If you are a Beneficial Owner of shares held in street name, you must obtain a legal proxy from the broker or bank that holds the shares on your behalf and present it to the Inspector of Election with your ballot in order to be able to vote in person at the Annual Meeting.

Beneficial Owners should note that the Election of Directors (Proposal One) is a "non-discretionary" item. If you are a Beneficial Owner and you do not instruct your broker or bank how to vote with respect to the election of directors, your broker or bank may not vote with respect to this proposal and those votes will be counted as "broker non-votes." See "What if I don't vote for all of the items listed on my proxy card, or what happens if I abstain or my broker does not vote?" for more information regarding broker non-votes.

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Thursday, July 25, 2013, at the Westlake Village Inn, 31943 Agoura Road, Westlake Village, California 91361 at 10:00 a.m. local time.

Who is soliciting my vote?

The proxy is solicited on behalf of the Board of Directors of the Company (the “Board” or “Board of Directors”). The proxy will be used at our Annual Meeting. The only solicitation materials to be sent to stockholders will be this Proxy Statement and the accompanying proxy. The Board of Directors does not intend to use specially engaged employees or paid solicitors. The Board of Directors also intends to solicit the Proxies held on behalf of stockholders by brokers or banks. The Company will pay all reasonable expenses by such holders for mailing the solicitation material to the stockholders for whom they hold shares. All solicitation expenses are being paid by the Company.

Will the Annual Meeting be webcast?

We do not expect to webcast the 2013 Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of our Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. Each share of Common Stock will be entitled to one vote.

As of the Record Date, we had 35,123,602 shares of outstanding Common Stock, which were held by approximately 1,600 Stockholders of Record.

What is the purpose of the Annual Meeting or what proposals will be voted on at the Annual Meeting?

You are being asked to vote on:

  the election of six directors to serve until our next annual meeting of stockholders or in each case until their successor is duly elected and qualified;

  the approval on a non-binding, advisory basis of the compensation of CalAmp’s named executive officers, or NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (“Say-on-Pay”);

  the ratification of the selection of SingerLewak LLP as our independent auditing firm for the fiscal year ending February 28, 2014; and

  any other business that may properly come before the 2013 Annual Meeting.

What are the Board of Directors' recommendations?

The Board of Directors recommends a vote:

  For the election of the six nominees for director identified in Proposal One;

  For the approval, on a non-binding, advisory basis of the compensation of our NEOs as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC;

  For the ratification of the selection of SingerLewak LLP as our independent auditing firm for the fiscal year ending February 28, 2014; and

  For or against other matters that come before the Annual Meeting, as the proxy holders deem advisable.

How many votes do I have?

You will have one vote for each share of our Common Stock you owned at the close of business on the Record Date, provided those shares are either held directly in your name as the Stockholder of Record or were held for you as the Beneficial Owner through a broker or bank.

How many votes can be cast by all stockholders?

You are entitled to one vote for each share of Common Stock held on each matter considered at the Annual Meeting. We had 35,123,602 shares of Common Stock outstanding and entitled to vote on the Record Date.

How many votes must be present to hold the Annual Meeting, i.e., what constitutes a quorum?

A quorum, which is a majority of our outstanding shares as of the Record Date, must be present in person or by proxy in order to hold the Annual Meeting and to conduct business. Your shares will be counted as being present at the meeting if you attend the meeting in person or if you submit a properly executed proxy card.

If a quorum is not present at the Annual Meeting, the stockholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of any adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given, unless the adjournment is for more than 30 days, or if after the adjournment a new record date is set for the adjourned meeting.

How many votes are required to elect the directors and adopt the other proposals?

The vote required and method of calculation for the proposals to be considered at the Annual Meeting are as follows:

Election of directors. If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board of Directors. You may vote either "for" or "withhold" for each director nominee. A properly executed proxy marked "withhold" with respect to the election of the directors will not be voted with respect to the directors and will not affect the outcome of the election, although it will be counted for purposes of determining whether there is a quorum.

Say-On-Pay. The affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy and entitled to vote on the proposal is required for approval. Because your vote on the Say-on-Pay proposal is advisory, it will not be binding on the Board, the Compensation Committee of the Board or CalAmp. However, the Board will review the voting results and take them into consideration when making future decisions about executive compensation. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Ratification of the appointment of SingerLewak LLP. For the ratification of the appointment of SingerLewak LLP as our independent auditing firm for the fiscal year ending February 28, 2014 the affirmative vote of a majority of the shares present, represented and entitled to vote on the item will be required for approval. You may vote "for," "against," or "abstain" on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

What if I don't vote for some of the items listed on my proxy card but I deliver a signed proxy card?

If you return your signed proxy card or voting instruction card but do not mark selections, it will be voted in accordance with the recommendations of the Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, the shares will be voted in accordance with your instructions.

What is the effect if I don't cast my vote?

Stockholders of record – If you are a Stockholder of Record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

Beneficial Owner – If you are a Beneficial Owner of shares held in “street name”, it is critical that you cast your vote if you want it to count in the election of directors (Proposal One) and the advisory vote on executive compensation (Proposal Two). If you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors and the advisory vote on executive compensation, no votes will be cast on your behalf. Your bank or broker will, however, have discretion to vote any uninstructed shares on the ratification of the appointment of SingerLewak as our independent auditing firm (Proposal Three).

What if I don't vote for all of the items listed on my proxy card, or what happens if I abstain or my broker does not vote?

If your proxy indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the Annual Meeting. Because the election of directors (Proposal One) is determined on the basis of plurality votes, if you abstain from voting on Proposal One, your abstention will have no effect on the voting outcome of this proposal. If you abstain from voting on the advisory vote on CalAmp’s executive compensation (Proposal Two) or the proposal to ratify the appointment of SingerLewak as the Company’s independent auditing firm (Proposal Three), your abstention will have the same effect as a vote against these proposals.

Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, who are the Beneficial Owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may vote your shares "for" routine matters but expressly indicate that the broker is NOT voting on non-routine matters. A "broker non-vote" occurs when a broker expressly indicates on a proxy that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.

If you are a Beneficial Owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the approval of SingerLewak as our independent auditing firm (Proposal Three) even if the broker does not receive voting instructions from you. However, if you are a Beneficial Owner your broker or bank does not have discretionary authority to vote on the election of directors (Proposal One) nor on the advisory vote on executive compensation (Proposal Two), so it is very important that you instruct your broker or bank how to vote on the proposals.

What is the voting requirement to approve each of the proposals discussed in this proxy statement?

The voting requirement to approve each of the proposals is as follows:

  A plurality of the votes cast is required for the election of directors (Proposal One).

  The affirmative vote of a majority of votes cast is required to approve the advisory vote on CalAmp’s executive compensation (Proposal Two) and to ratify the appointment of SingerLewak LLP as CalAmp’s independent registered public accounting firm (Proposal Three).

What should I do if I change my mind after submitting a proxy?

If you are a Stockholder of Record, you may revoke a previously submitted proxy at any time before it is voted at the Annual Meeting. In order to revoke a proxy, you must do one of the following prior to the taking of the vote at the Annual Meeting:

  Provide written notice of revocation to Corporate Secretary, c/o CalAmp Corp., 1401 North Rice Avenue, Oxnard, California 93030;

  Deliver a valid proxy bearing a later date or submit a new later dated proxy by telephone or over the Internet; or

  Attend the Annual Meeting and vote in person and request that your proxy be revoked (attendance at the meeting will not by itself revoke a previously granted proxy).

However, please note that if you are a Beneficial Owner of shares held in street name, you may revoke your proxy by timely submitting new voting instructions to your broker or bank, or by obtaining a legal proxy from the broker or bank that holds your shares giving you the right to vote the shares in person at the Annual Meeting.

All shares that have been properly voted by proxy without timely revocation will be voted at the Annual Meeting.

How can I elect to receive my proxy materials electronically by email?

Stockholders of Record – To receive future copies of our proxy materials by email, registered stockholders should go to www.proxyvote.com and follow the enrollment instructions. To enroll in the online program you will need to enter the 12 digit control number from your Proxy Card or vote Instruction Form. Upon completion of enrollment, you will receive an email confirming the election to use the online services. The enrollment in the online program will remain in effect until the enrollment is cancelled.

Beneficial Owners – Most Beneficial Owners can elect to receive an email that will provide a link to the electronic versions of the proxy materials. To view a listing of participating brokerage firms and enroll in the online program, Beneficial Owners should go to www.proxyvote.com and follow the enrollment instructions. To enroll in the online program you will need to enter the 12 digit control number from your Proxy Card or vote Instruction Form. The enrollment in the online program will remain in effect for as long as the brokerage account is active or until the enrollment is cancelled.

Enrolling to receive our future proxy materials online will save us the cost of printing and mailing documents, as well as help preserve our natural resources.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of Stockholders of Record entitled to vote will be available at the 2013 Annual Meeting and for 10 days prior to the Annual Meeting for any purpose relevant to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., local time, at our corporate office located at 1401 North Rice Avenue, Oxnard, California 93030. Please contact Rick Vitelle, Chief Financial Officer and Corporate Secretary, to make arrangements.

Will stockholders be entitled to cumulative voting?

No, stockholders may not use cumulative voting because our current certificate of incorporation does not provide for this. If cumulative voting were applicable, stockholders would be able to cast a number of votes equal to the number of shares of stock held by the stockholder and to cast all those votes for a single director nominee or to distribute them among two or more nominees.

What happens if additional matters are presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Who will pay for the cost of this proxy solicitation?

CalAmp will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, and mailing of proxy materials. We may also reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses associated with forwarding these proxy materials to you. Proxies may also be solicited by certain of our directors, officers, and other employees, without additional compensation, personally or by other means.

Who will tabulate the votes?

Broadridge Investor Communications Services will tabulate the proxies and will provide the Company with the preliminary results of the voting on the day of the Annual Meeting.

What is the deadline for receipt of stockholder proposals for next year’s Annual Meeting or to nominate individuals to serve as directors?

You may submit proposals, including director nominations, for consideration at future stockholder meetings, as described below:

Requirements for stockholder proposals to be considered for inclusion in our proxy materials – Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of our stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2014 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than February 13, 2014 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Requirements for stockholder proposals to be brought before an annual meeting – Our bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made (1) by or at the direction of the Board of Directors, or (2) by any stockholder entitled to vote who has timely delivered written notice to our Corporate Secretary during the Notice Period (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. However, if a stockholder wishes only to recommend a candidate for consideration by the Governance and Nominating Committee as a potential nominee for director, see the procedures discussed below under the heading "Governance and Nominating Committee."

Our bylaws also provide that the only business that may be conducted at an annual meeting is business that is brought (1) pursuant to the notice of meeting (or any supplement thereto), (2) by or at the direction of the Board of Directors, or (3) by a stockholder who has timely delivered written notice which sets forth all information required by our bylaws to our Corporate Secretary during the Notice Period (as defined below).

The "Notice Period" for any meeting of stockholders is defined as the period not less than 60 days in advance of such meeting or, if later, the seventh day after the first public announcement of the date of such meeting.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.

How can I communicate with CalAmp's outside directors?

Stockholders may contact any of our directors by writing to them c/o the Corporate Secretary, CalAmp Corp., 1401 North Rice Avenue, Oxnard, California 93030.

Where can I view CalAmp's corporate documents and SEC filings?

Our website contains our Code of Business Conduct, charters of our Board committees, and SEC filings including Section 16 filings by our officers and directors. To view these materials, go to www.calamp.com. For the Code of Business Conduct and charters, from the home page click on the

"Our Company" tab, then click on "Corporate Governance". For SEC filings, from the home page click on the "Investors" tab, and then click on "SEC Filings".

How do I find out the voting results?

We have engaged Broadridge Investor Communications Services to serve as the vote tabulator for the Annual Meeting. Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published in a Current Report on Form 8-K, which we will file with the SEC within four business days of the Annual Meeting.

What if I have questions about lost stock certificates or I need to change my mailing address?

Stockholders of Record may contact our transfer agent, American Stock Transfer, by calling (718) 921-8261 or by writing to American Stock Transfer, attention Donna Ansbro, 59 Maiden Lane, New York, NY 10038, or visit their website at www.amstock.com to obtain more information about these matters.

Terms of the Proxy

The enclosed proxy indicates the matters to be acted upon at the Annual Meeting and provides a box to be marked to indicate the manner in which the stockholder's shares are to be voted with respect to such matters. By appropriately marking the boxes, a stockholder may specify, with respect to the election of directors, whether the proxy holder shall vote for or be without authority to vote on any or all candidates. The proxy also confers upon the holders thereof discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

Where a stockholder has appropriately directed how the proxy is to be voted, the shares will be voted in accordance with the stockholder's direction. In the absence of instructions, shares represented by valid proxies will be voted in favor of the nominees for director and in favor of all proposals set forth in the Notice of Meeting and this Proxy Statement. If any other matters are properly presented at the Annual Meeting, the persons named in the proxy will vote or refrain from voting in accordance with their best judgment. A proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to the Corporate Secretary of the Company or by filing a duly executed proxy bearing a later date. Stockholders of Record may also vote in person if they attend the Annual Meeting even though they have executed and returned a proxy. See “What should I do if I change my mind after submitting a proxy?” on page 6 for more details.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Company is in compliance with the current corporate governance requirements imposed by the Sarbanes-Oxley Act of 2002 and NASDAQ. CalAmp’s Board of Directors has adopted Corporate Governance Guidelines that provide the framework for the governance of our company and represent the Board’s current views with respect to selected corporate governance issues considered to be of significance to stockholders. The current version of the Corporate Governance Guidelines is available in the Corporate Governance section of the Company’s website at www.calamp.com.

     Board Leadership Structure

CalAmp’s Board of Directors does not have a formal policy with respect to whether the role of the Chairman and the Chief Executive Officer should be separate and, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. However, our Corporate Governance Guidelines provide that, if the Chairman of the Board is not an independent director, then the Board shall designate one independent, non-employee director to serve as a lead director. The lead director will act as a liaison between the independent directors and management and would be responsible for assisting the Chairman in establishing the agenda for Board meetings, for coordinating the agenda for, and chairing, the executive session of the non-management directors, and for performing such other duties as may be specified by the Board from time to time.

CalAmp currently separates the roles of Chief Executive Officer and Chairman. The current Chairman is an independent, non-employee director. The Board of Directors believes this is the appropriate leadership for our company at this time because it permits our Chief Executive Officer to focus on setting the strategic direction of the company and the day-to-day leadership and performance of the company, while permitting the Chairman to focus on providing guidance to the Chief Executive Officer and setting the agenda for Board meetings. The Board also believes that the separation of the Chief Executive Officer and Chairman roles assists the Board in providing robust discussion and evaluation of strategic goals and objectives. However, our Board of Directors acknowledges that no single leadership model is right for all companies at all times. As such, our Board of Directors periodically reviews its leadership structure and may, depending on the circumstances, choose a different leadership structure in the future.

     Board Oversight of Risk

The Board seeks to understand and oversee the most critical risks relating to our business, allocate responsibilities for the oversight of risks among the full Board and its committees, and see that management has in place effective systems and processes for managing risks facing us. Overseeing risk is an ongoing process and risk is inherently tied to our strategy and to strategic decisions. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. While the Board is responsible for oversight and direction, management is charged with identifying risk and establishing appropriate internal processes and an effective internal control environment to identify and manage risks and to communicate information about risk to the Board. Committees of the Board also play an important role in risk oversight, including the Audit Committee, which oversees our processes for assessing risks and the effectiveness of our internal controls. In fulfilling its duties, the Audit Committee considers information from our independent auditing firm, SingerLewak LLP.

     Relationship Between Compensation and Risk

The Compensation Committee periodically reviews the Company’s compensation policies and practices with management to ensure that compensation supports the Company’s goals and strategic objectives without creating risks that may have a counterproductive effect on the Company. The Compensation Committee also considers risk in establishing goals for executive officer incentive compensation. Quantitative goals used for incentive compensation purposes are financial measures that are defined in U.S. Generally Accepted Accounting Principles (GAAP) or are readily derived from such GAAP-based measures. When non-quantitative goals are used, the Compensation Committee strives to ensure that such goals are not only objective and verifiable, but are also sustainable and consistent with both the short-term and long-term interests of the Company’s stockholders. Incentive compensation that is earned by the executive officers for a given fiscal year is not paid until the Company’s independent public accounting firm has completed its audit of the Company’s financial statements for such year, and not until both the Compensation Committee and the Board of Directors have approved such payouts. The Compensation Committee believes that an appropriate balance between short-term and long-term incentive compensation elements for officers, including equity awards that vest over several years, helps mitigate risk associated with incentive compensation.

     Director Independence

Proposal One is for the election of six directors, five of whom are independent. A director’s independence is determined by the Board of Directors pursuant to the rules of NASDAQ. The Board has determined that each director nominee is independent, with the exception of Michael Burdiek, who serves as the Company’s President and Chief Executive Officer.

     Executive Sessions

Non-management directors of the Board and Board committees meet in executive session routinely and regularly. During the executive sessions, the non-management directors have access to the Chief Executive Officer and other members of senior management. In addition, the Audit Committee meets periodically with the Company’s independent auditing firm without management present at such times as it deems appropriate. The Chairman of the Board or the Chair of the Board committee, as applicable, presides over these executive sessions.

     Number of Directorships

The Company has a policy that limits the number of public company boards that its directors may serve on. Under this policy, directors who also serve as CEOs or in equivalent positions should not serve on more than two other public company boards in addition to the CalAmp Board, and other directors should not serve on more than five public company boards in addition to the CalAmp Board.

     Director Stock Ownership

The Company has stock ownership guidelines for directors and executive officers. Pursuant to these guidelines, directors are expected to own shares of the Company’s common stock with an aggregate acquisition date market value of at least three times the amount of the annual base retainer of $60,000. At the end of fiscal 2013, all directors were in compliance with the stock ownership guidelines. The stock ownership guidelines for executive officers are discussed on page 29.

     Changes in Director Occupation or Status

The Company has a policy that requires a director to tender a letter of resignation to the Chair of the Governance and Nominating Committee in the event the director's principal occupation or business association changes substantially from the position he or she held when the director originally joined the Company's Board of Directors. The Governance and Nominating Committee will review whether the new occupation, or retirement, of the director is consistent with the specific rationale for originally selecting that individual and the guidelines for board membership, and will recommend action to be taken by the Board, if any, regarding the resignation based on the circumstances of the new position or retirement.

     Attendance of Directors at Annual Meetings

It is a policy of the Board of Directors that all directors are expected to attend the annual meeting of stockholders. All of the Company's directors attended last year's annual meeting.

     Identifying and Evaluating Nominees for Directors

Pursuant to the policy set forth in the charter of the Governance and Nominating Committee, the Committee will utilize a variety of methods for identifying and evaluating nominees for director. The Governance and Nominating Committee’s policy is to assess the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance and Nominating Committee may consider various potential candidates for director. Candidates may come to the attention of the Governance and Nominating Committee through current Board members, stockholders or other parties such as retained recruiting firms. These candidates will be evaluated at meetings of the Governance and Nominating Committee, and may be considered at any point during the year. As described below, the Governance and Nominating Committee will consider properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Governance and Nominating Committee at a regularly scheduled meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Governance and Nominating Committee.

     Contacting the Board of Directors

Stockholders interested in communicating directly with the Board of Directors, any committee of the Board, the Chairman, or the non-management directors as a group may do so by sending a letter to the CalAmp Board of Directors, c/o Corporate Secretary, CalAmp Corp., 1401 North Rice Avenue, Oxnard, California 93030. The Corporate Secretary will review the correspondence and forward it to the Chairman of the Board, Chair of the Governance and Nominating Committee, Audit Committee, Compensation Committee or to any individual director or group of directors of the Board to whom the communication is directed, as applicable, if the communication is relevant to CalAmp's business and financial operations, policies and corporate philosophies.

     Code of Business Conduct

The Company has a written Code of Business Conduct and Ethics ("Code of Business Conduct") that applies to all of the Company's directors, officers and employees. Section 14 of this Code of Business Conduct contains a Financial Management Code of Ethics that applies specifically to the Company's Chief Executive Officer and all finance and accounting employees, including the Company's senior financial officers, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission promulgated thereunder. The Code of Business Conduct is available on the Company's corporate website at www.calamp.com. In the event that the Company makes changes in, or provides waivers from, the provisions of this Code of Business Conduct that are required to be disclosed by SEC regulations, the Company intends to disclose these events on its corporate website.

COMMITTEES OF THE BOARD

The Board of Directors has delegated certain of its authority to three committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. These three Board committees operate under written charters defining their functions and responsibilities. The charters of these committees are available on the Company's website at www.calamp.com.

The following table provides membership for each of the Board committees during fiscal 2013.

Governance
Name	Audit		Compensation		and Nominating
Frank Perna, Jr.	X		X		X
Kimberly Alexy	X		X
Bert Moyer	X				X *
Thomas Pardun			X	*	X
Larry Wolfe	X	*	X

     *     Committee Chair.

     Audit Committee

The primary functions of the Audit Committee are to review and approve the scope of audit procedures performed by the Company's independent auditors, to review the audit reports rendered by the Company's independent auditors, to monitor the internal control environment within the Company, and to pre-approve the fees for all audit and non-audit services charged by the independent auditors. The Audit Committee reports to the Board of Directors with respect to such matters and makes recommendations with respect to its findings. The Board of Directors has determined that Mr. Wolfe is an “audit committee financial expert” within the meaning of Section 407 of the Sarbanes-Oxley Act. The Board has also determined that each member of the Audit Committee is independent as defined in the rules of NASDAQ. See also the Report of the Audit Committee beginning on page 20.

     Compensation Committee

The primary functions of the Compensation Committee are to review and make recommendations to the Board of Directors with respect to the compensation of the Company's executive officers and non-employee directors, and to administer the Company's stock option plans. The Board of Directors has determined that each member of the Compensation Committee is independent as defined in the rules of NASDAQ. See also the Compensation Discussion and Analysis beginning on page 24.

     Governance and Nominating Committee

The primary functions of the Governance and Nominating Committee are to review and make recommendations on the composition of the Board and its committees, to evaluate and recommend candidates for election to the Board, and to review and make recommendations to the full Board on corporate governance matters. The Board of Directors has determined that each member of the Governance and Nominating Committee is independent as defined in the rules of NASDAQ. The Governance and Nominating Committee has the authority to obtain advice and assistance from, and receive appropriate funding from CalAmp for, outside legal, accounting or other advisors as the Committee deems necessary to assist it in the performance of its functions.

The bylaws of CalAmp permit stockholders to nominate director candidates to stand for election to the Board at an annual meeting of stockholders. Nominations may be made by the Board or by any stockholder. Under the Company's bylaws, a stockholder may nominate a person for election as a director at a particular stockholder meeting only if written notice has been given to the Company not later than 60 days in advance of the meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Any stockholder nominations proposed for consideration by the Governance and Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to the Governance and Nominating Committee, c/o Corporate Secretary, CalAmp Corp., 1401 North Rice Avenue, Oxnard, California 93030.

The policy of the Governance and Nominating Committee is to consider properly made stockholder nominations for directors as described above. In evaluating such nominations, like all nominations, the Board’s criteria will include business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities, and the absence of potential conflicts with CalAmp’s interests.

The Governance and Nominating Committee has adopted a director diversity policy pursuant to which it will consider and evaluate director candidates in the context of an assessment of the anticipated needs of the Board as a whole in order to achieve a diversity of occupational and personal backgrounds and a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company's business.

Board of Director and Committee Meeting Attendance

In fiscal year 2013, the Board of Directors held 12 meetings, the Audit Committee held 5 meetings, the Compensation Committee held 9 meetings, and the Governance and Nominating Committee held 4 meetings. All directors attended more than 75% of the aggregate meetings of the Board and committees on which the directors serve that were held during fiscal year 2013.

COMPENSATION OF DIRECTORS

The following table shows all compensation awarded to, or earned by or paid to, each of the Company's non-employee directors in fiscal 2013.

	Fees Earned	Grant Date
	or Paid	Fair Value for
Name	in Cash	Stock Awards	Total
	(A)	(B)
Frank Perna, Jr.	$85,833	$60,000	$145,833
Kimberly Alexy	55,833	60,000	115,833
Richard Gold	35,000	60,000	95,000
A.J. "Bert" Moyer	60,833	60,000	120,833
Thomas Pardun	63,750	60,000	123,750
Larry Wolfe	70,833	60,000	130,833

(A)	Under the Company's director cash compensation plan adopted effective August 1, 2012, non-employee directors of the Company are each paid an annual retainer of $60,000. In addition, the Board and committee chairpersons are paid supplemental retainers as follows:

Board Chair	$30,000
Audit Committee Chair	$15,000
Compensation Committee Chair	$10,000
Governance & Nominating Committee Chair	$5,000

Prior to August 2012, non-employee directors of the Company were each paid an annual retainer of $40,000 and incremental retainers above the base annual retainer as follows:

Incremental retainers above the base annual retainer as follows:

Additional retainer for Chairman of the Board	$25,000
Additional retainer for Chair of Audit Committee	$15,000
Additional retainer for Chairs of other Board committees	$5,000
Annual retainer for each Board committee served on	$5,000

All non-employee directors are paid 1/12th of their retainer amounts each month for as long as they serve.

(B)	Under the Company's 2004 Incentive Stock Plan, on the day of each annual stockholders meeting at which directors are elected, each non-employee director shall receive an equity award not to exceed 20,000 shares of Company stock or stock options. On July 31, 2012, each non-employee director received a restricted stock grant of 7,968 shares that had a grant date fair value of $60,000. These restricted stock awards will vest on July 25, 2013. In addition to this restricted stock, at February 28, 2013, Messrs. Perna, Gold, Moyer and Pardun held options to purchase 12,000, 320,000, 26,000 and 4,899 shares, respectively, of the Company's common stock. Of Mr. Gold’s total options, 300,000 were award in 2008 upon his appointment as the Company’s Chief Executive Officer, a role that he voluntarily relinquished in June 2011.

Directors are also reimbursed for out-of-pocket expenses incurred in connection with attending meetings. Directors who are also employees of the Company receive no additional compensation for their services on the Board.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL ONE
ELECTION OF DIRECTORS

A board of six directors will be elected at the 2013 Annual Meeting. Seven directors were elected to the Board at last year’s annual meeting, but Richard Gold, who has served on the Board since 2000, will retire from the Board effective at the 2013 Annual Meeting. Concurrent with Mr. Gold’s retirement, the size of the Board will be set at six directors pursuant to a Board resolution adopted on June 6, 2013 in accordance with the Company’s Certificate of Incorporation. At the 2013 Annual Meeting, it is intended that the shares of Common Stock represented by each proxy, unless otherwise specified on the proxy, will be voted for the election to the Board of Directors of each of the six nominees set forth below. Directors shall be elected by a plurality of the votes of shares present in person or represented by proxy at the meeting. The term of office of each person elected as director will continue until the next Annual Meeting of Stockholders, or until his or her successor has been elected and qualified.

The Board of Directors recommends a vote "FOR" each of the six nominees.

In the event that any of the nominees for director listed below should become unavailable for election for any currently unforeseen reason, the persons named in the accompanying proxy have the right to use their discretion to vote for such other person as may be determined by the holders of such proxies. To the best of the Company's knowledge, all nominees are and will be available to serve.

The following table sets forth the name and age of each nominee for director, the calendar year each was first elected as a director and the position or positions each currently holds with the Company:

Name	Age	Capacities in Which Served	Director Since
Frank Perna, Jr.	75	Chairman of the Board of Directors	2000

Kimberly Alexy	43	Director	2008

Michael Burdiek	54	Director, President and Chief Executive Officer	2011

A.J. "Bert" Moyer	69	Director	2004

Thomas Pardun	69	Director	2006

Larry Wolfe	62	Director	2008

Frank Perna, Jr. has been a director of the Company since May 2000 and Chairman of the Board since February 2008. He is Chairman Emeritus of MSC Software, where he served as Chairman and Chief Executive Officer from 1998 to 2005. Mr. Perna was Chairman and Chief Executive Officer of EOS Corporation from 1994 to 1998, and was President and Director (Chief Executive Officer from 1990) of Magnetek from 1984 to 1993. Mr. Perna also serves as a director of Ping Identity Corp., a venture-funded provider of software and intelligent services for identity validation, Chairman of Interneer, Inc., a private company providing products and services for web-based enterprise applications, and a director of LibertadCard, Inc., a privately held provider of reloadable debit cards. He also serves on the Board of Trustees of Kettering University. Mr. Perna holds a BS degree in Mechanical Engineering from Kettering University, a Master's degree in Electrical Engineering from Wayne State University, and an MBA from Massachusetts Institute of Technology.

We believe Mr. Perna's experience as CEO of several technology companies and his 13 years of service on CalAmp's Board, including the last 5 years as Chairman, make him qualified to serve as one of our directors.

Kimberly Alexy was appointed a director of the Company in 2008. She is the Principal of Alexy Capital Management, a private investment management firm that she founded in 2005. From 1998 to 2003, she was senior vice president and managing director of equity research for Prudential Securities, where she served as principal technology hardware analyst for the firm. Prior to joining Prudential, Ms. Alexy was vice president of equity research at Lehman Brothers, where she covered the computer hardware sector, and assistant vice president of corporate finance at Wachovia Bank. Ms. Alexy has served on the boards of Maxtor Corporation, Dot Hill Systems Corp., SouthWest Water Company and SMART Modular Technologies (WWH), Inc. Ms. Alexy is a Chartered Financial Analyst (CFA), and holds a BA degree in Psychology from Emory University and an MBA with a concentration in Finance and Accounting from the College of William and Mary.

Ms. Alexy's extensive experience in the financial services industry, including her positions as a technology equity research analyst, brings an institutional investor perspective to our Board. We believe this, combined with her service on other public company boards, qualifies her to serve as one of our directors.

Michael Burdiek joined CalAmp as Executive Vice President in June 2006 and was appointed President of the Company's Wireless DataCom segment in March 2007. He was appointed Chief Operating Officer of the Company in June 2008 and was promoted to President and COO in April 2010. Effective June 1, 2011, Mr. Burdiek was appointed President and Chief Executive Officer of the Company and was also appointed to the Board of Directors. Prior to joining CalAmp, Mr. Burdiek was the President and CEO of Telenetics Corporation, a manufacturer of data communications products. From 2004 to 2005, he worked as an investment partner and advisor in the private equity sector. From 1987 to 2003, Mr. Burdiek held a variety of technical and general management positions with Comarco, Inc., a provider of test solutions to the wireless industry, most recently as Senior Vice President and General Manager of Comarco's Wireless Test Systems unit. Mr. Burdiek began his career as a design engineer with Hughes Aircraft Company. He holds MBA and MSEE degrees from California State University - Fullerton, and a BS degree in Electrical Engineering from Kansas State University.

We believe Mr. Burdiek’s general management experience in the wireless industry and his seven years of service with CalAmp in positions of increasing executive management responsibility make him qualified to serve as one of our directors.

A.J. "Bert" Moyer, a director of the Company since 2004, is currently a business consultant and private investor. He previously served as Executive Vice President and Chief Financial Officer of QAD Inc., a publicly held software company that is a provider of enterprise resource planning software applications, from 1998 until 2000. Prior to joining QAD in 1998, Mr. Moyer served as Chief Financial Officer of Allergan Inc., a specialty pharmaceutical company based in Irvine, California, from 1995 to 1998. Earlier in his career Mr. Moyer served as Chief Financial Officer of Western Digital, National Semiconductor and Coldwell Banker. Mr. Moyer currently serves on the boards of Collectors Universe, Inc., a company engaged in authentication and grading services for high-end collectibles, Virco Manufacturing Corporation, which designs and produces furniture for the commercial and education markets, MaxLinear, Inc., a provider of semiconductor products for broadband communications, and RedFlex Holdings Limited, a provider of traffic enforcement solutions listed on the Australian Stock Exchange. He also served on the boards of Lasercard and Occam Networks until January and February 2011, respectively, when those companies were acquired. Mr. Moyer received a BS degree in Finance from Duquesne University and graduated from the Advanced Management Program at the University of Texas, Austin. Mr. Moyer holds an Advanced Professional Director Certification from the American College of Corporate Directors, a national public company director education and credentialing organization.

We believe Mr. Moyer's many years of financial management and technology industry experience, including experience as CFO of large public and private companies, and his service on the board of directors of several other companies, bring financial and accounting knowledge to our Board and qualify him to serve as one of our directors.

Thomas Pardun was appointed a director of the Company in 2006. Mr. Pardun is Chairman of the Board of Western Digital Corporation, a leading information storage provider, where he has served as a director since 1993. Mr. Pardun was President of MediaOne International, Asia-Pacific (previously U.S. West International), an owner/operator of international properties in cable television, telephone services and wireless communications, from May 1996 until his retirement in July 2000. Before joining U.S. West, Mr. Pardun was President of the Central Group for Sprint and previously held a variety of management positions during a 19-year tenure with IBM. In addition to his service on the board of Western Digital, Mr. Pardun serves as a director of Calix, Inc., a supplier of broadband access systems to communications service providers, Finisar Corporation, a provider of optical products for high-speed data communications, and MaxLinear, Inc., a provider of semiconductor products for broadband communications. Mr. Pardun received a Bachelor's degree in Business Administration with emphasis in Economics and Marketing from the University of Iowa and Management School Certificates from Harvard Business School, Stanford University and The Tuck School of Business at Dartmouth College.

We believe Mr. Pardun's executive management experience with large telecommunication companies, his many years of management experience with other technology companies, and his extensive service as a director on the boards of public companies bring valuable industry knowledge and practical experience to our Board and qualify him to serve as one of our directors.

Larry Wolfe was appointed a director of the Company in 2008. From 2006 to 2010, Mr. Wolfe was the President and CEO of Taxcient, Inc., a privately held provider of sales and use tax compliance software and services. In 2010, Taxcient was merged with Avalara, Inc., and Mr. Wolfe joined Avalara's Board of Directors. From 2002 to 2006, Mr. Wolfe served as a director of QAD Inc., a publicly held software company that is a provider of enterprise resource planning software applications. From 1987 until 2001, Mr. Wolfe was employed by Intuit Inc. and certain predecessor companies, most recently as senior vice president responsible for the tax division. In addition to his role as senior vice president, Mr. Wolfe was vice president and general manager of Intuit's Personal Tax Group where he guided the successful launch of the online version of TurboTax for web-based tax return preparation and filing services. Mr. Wolfe is also a former board member of the San Diego Software Industry Council. Earlier in his career, Mr. Wolfe was a managing partner at two certified public accounting firms, Wolfe & Co. and Strand Wolfe & Lutton. He began his career at the accounting firm Deloitte Haskins & Sells, where he earned his CPA license. Mr. Wolfe received a BS degree in Business Administration from the University of Southern California.

We believe Mr. Wolfe's experience as a successful entrepreneur and executive in the financial software industry, his several years of service on the board of another public company, and his public accounting background bring a unique perspective to our Board and qualify him to serve as one of our directors. Mr. Wolfe also qualifies as an “audit committee financial expert”.

Richard Gold, a director since 2000, will retire from the Board effective at the 2013 Annual Meeting.

Mr. Moyer has been appointed the new Board Chairman effective upon his re-election to the Board at the 2013 Annual Meeting, succeeding Mr. Perna in that capacity.

Vote Required and Recommendation of the Board of Directors

     The nominees receiving the highest number of affirmative votes of the holders of shares of outstanding stock entitled to vote and present at the meeting, either in person or by proxy, will be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
"FOR" THE ELECTION OF EACH OF THE SIX DIRECTOR NOMINEES LISTED ABOVE.

PROPOSAL TWO
APPROVAL ON A NON-BINDING, ADVISORY BASIS OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

We are seeking an advisory vote from our stockholders to approve the compensation paid to our NEOs, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

In deciding how to vote on this proposal, you are encouraged to consider CalAmp’s executive compensation philosophy and objectives, the design principles and the elements of CalAmp’s executive compensation program described in the Compensation Discussion and Analysis section beginning on page 24. As described more fully in the “Compensation Discussion and Analysis”, our executive compensation program is designed and reviewed at least annually to achieve the following goals:

  attract, develop, reward and retain highly qualified and talented individuals;

  motivate executives to improve the overall performance of our company as a whole as well as the business group for which each executive is responsible, and reward executives when specified measurable results have been achieved;

  encourage accountability by determining salaries and incentive awards based on each executive’s individual contribution and performance;

  tie incentive awards to financial metrics that drive the performance of our common stock over the long term to further reinforce the linkage between the interests of our stockholders and our executives; and

  help ensure compensation levels are both externally competitive and internally equitable.

We urge stockholders to read the “Compensation Discussion and Analysis” section which describes how our executive compensation program is designed to achieve these goals and key fiscal 2013 compensation decisions. Highlights of our executive compensation program include the following:

  Base Salary. We target base salaries for executive officers at the median of composite market data in order to help attract and retain highly qualified executive talent and to compensate executives for sustained individual performance.

  Annual Bonus. Our executive officers are eligible to earn annual incentive pay under our short-term incentive plan based on our performance against pre-established performance goals, generally consolidated revenues and consolidated earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. Our short-term incentive plan is designed primarily to motivate executives to achieve specified performance goals that are important to the continued growth and success of the company and to align the interests of management with the interests of stockholders. We target bonus opportunities at a level such that when added to base salary, the executive officer’s target total cash compensation is near the median based on composite market data.

  Long-Term Incentives. Our executive officers are also eligible to receive long-term incentive pay in the form of a combination of stock options and restricted stock awards. These long-term incentives are granted annually and vest over a four-year period, resulting in overlapping vesting periods that are designed to discourage short-term risk-taking, reinforce the link between the interests of stockholders and our executives and motivate executives to improve the Company’s multi-year financial performance. We target long-term incentive opportunities at a level such that when added to target total cash compensation, the executive’s target total direct compensation is near the median based on composite market data.

You have the opportunity to vote “For” or “Against” or to “Abstain” from voting on the following non-binding resolution relating to executive compensation:

“Resolved, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s NEOs as disclosed in the Company’s proxy statement for the 2013 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, the compensation tables and the narrative discussion of the proxy statement.”

Vote Required and Recommendation of the Board of Directors

To be approved, on a non-binding and advisory basis, the compensation paid to our NEOs, as disclosed in this Proxy Statement pursuant to Section 14A of the Securities Exchange Act, must receive a “For” vote from the holders of a majority in voting power of the shares of common stock which are present in person or by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this matter has been approved. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

While your vote on this proposal is advisory and will not be binding on the Board, the Compensation Committee of the Board or CalAmp, the Board values the opinions of CalAmp’s stockholders on executive compensation matters and will take the results of this advisory vote into consideration when making future decisions regarding CalAmp’s executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE
COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS
PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K.

PROPOSAL THREE
RATIFICATION OF INDEPENDENT AUDITING FIRM

General
At the Annual Meeting, we are seeking ratification of the appointment of SingerLewak LLP (“SingerLewak”) as our independent auditing firm for our fiscal year 2014. SingerLewak has served as the Company's independent auditing firm beginning with fiscal year 2009. A representative of SingerLewak is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Audit Committee of the Board of Directors has appointed SingerLewak as our independent auditing firm to audit our consolidated financial statements for the fiscal year ending February 28, 2014. In the event the stockholders fail to ratify the appointment of SingerLewak as our independent auditing firm, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time if the Audit Committee believes that such a change would be in the best interests of CalAmp and its stockholders. Stockholder ratification of the selection of SingerLewak is not required by our bylaws or otherwise. The Board of Directors is submitting the selection of SingerLewak to the stockholders for ratification as a matter of good corporate practice.

Fees
Fees of SingerLewak during the last two fiscal years are summarized below:

	Fiscal 2013	Fiscal 2012
	Fees	Fees
Audit fees	$442,600	$438,700
Audit-related fees	$67,100	$-0-
Tax fees	$-0-	$2,500
All other fees	$-0-	$-0-

The amount shown for "Audit-related fees” in fiscal 2013 represents services rendered in connection with the filing of a registration statement for a public stock offering. The amount shown for “Tax fees" in fiscal 2012 represents income tax advisory services. In addition to the foregoing fees paid to SingerLewak for fiscal years 2013 and 2012, the Company paid fees of $46,000 and $55,000 in fiscal years 2013 and 2012, respectively, to another public accounting firm to assist the Company with management's assessment of internal control over financial reporting pursuant to the requirements of Section 404 of the Sarbanes-Oxley Act. The Audit Committee pre-approved all of the foregoing fees in accordance with the Audit Committee's pre-approval policy described below.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent
     Auditor
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may delegate pre-approval authority to one or more of its members, and the member or members to whom such authority is delegated must report any pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee cannot delegate its responsibilities to pre-approve services performed by the independent auditor to management. The Audit Committee's pre-approval policy includes a list of prohibited non-audit services, such as financial information systems design and implementation, that the independent auditor cannot perform for the Company under any circumstances.

Determination of Independence
The Audit Committee has determined that the nature of all services provided by SingerLewak is compatible with their maintenance of auditor independence.

Vote Required and Recommendation of the Board of Directors
Ratification of the appointment of SingerLewak requires the affirmative vote of a majority of the outstanding shares of our stock that are present in person or by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE
SELECTION OF SINGERLEWAK TO SERVE AS OUR INDEPENDENT
AUDITING FIRM FOR OUR 2014 FISCAL YEAR AND RECOMMENDS THAT
THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THIS PROPOSAL.

REPORT OF THE AUDIT COMMITTEE

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

The members of the Audit Committee have been appointed by the Board of Directors. The Audit Committee operates under a written charter that was adopted by the Board in 2001 and last amended in April 2012, a copy of which is available on the Company's website at www.calamp.com. The Audit Committee consists of four directors, none of whom were or are officers or employees of the Company. The current members of the Audit Committee are Larry Wolfe, who serves as Chair, Kimberly Alexy, A.J. "Bert" Moyer and Frank Perna, Jr. Each is an "independent" director within Section 4200(a)(15) of the National Association of Securities Dealers' Marketplace Rules.

Duties of the Audit Committee during the period covered by this Report were to:

  oversee the Company's internal accounting and operational controls as well as its financial and regulatory reporting,

  select the Company's independent auditors and assess their performance on an ongoing basis,

  review the Company's interim and year-end financial statements and audit findings with management and the Company's independent auditors, and take any action considered appropriate by the Audit Committee and the Board, review the Company's general policies and procedures regarding audits, accounting and financial controls, the scope and results of the auditing engagement, and the extent to which the Company has implemented changes suggested by the auditors, review the results of each audit by the Company's independent accountants and discuss with them any factors, including, without limitation, the provision of any non-audit services, that may affect their independence, perform other oversight functions as requested by the full Board, and report activities performed to the full Board.

Management is responsible for the Company's internal controls. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee reviewed CalAmp's audited financial statements for the fiscal year ended February 28, 2013 and discussed these financial statements with both the management of the Company and SingerLewak, CalAmp's independent public accountants. The Company's management, which has primary responsibility for the Company's financial statements, represented to the Audit Committee that its audited financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also received and reviewed the written disclosures and the letter from SingerLewak required by the rules of the PCAOB, and the Audit Committee has discussed with SingerLewak its independence from the Company and its management.

Based on the review and discussions as described above, and in reliance thereon, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2013.

During fiscal 2013, management evaluated the Company's system of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates at its meetings. Once the documentation, testing and evaluation were completed, the Audit Committee reviewed and discussed with management its assessment and report on the effectiveness of the Company's internal control over financial reporting as of February 28, 2013.

Also during fiscal 2013, the Audit Committee met with SingerLewak, with and without management present, to discuss the results of its quarterly reviews and annual audit and its observations and recommendations regarding the Company's internal control over financial reporting. The Audit Committee also reviewed and discussed with SingerLewak its review and report on the Company’s internal control over financial reporting. The Company filed this report with the SEC in its Annual Report on Form 10-K for the fiscal year ended February 28, 2013.

AUDIT COMMITTEE
Larry Wolfe, Chair
Kimberly Alexy
A.J. "Bert" Moyer
Frank Perna, Jr.

OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of June 5, 2013 by (i) each person or entity who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director and nominee for director, (iii) each individual appearing in the Summary Compensation Table appearing elsewhere in this Proxy Statement that was serving as an executive officer at the end of the latest fiscal year, and (iv) all directors and executive officers as a group. The Company knows of no agreements among its stockholders that relate to voting or investment power over its Common Stock.

	Shares
	Beneficially	Ownership
Name and Address of Beneficial Owner (1)	Owned (2)	Percent (3)
Frank Perna, Jr., Chairman of the Board of Directors	377,059	1.1%
Kimberly Alexy, Director	81,853	*
Michael Burdiek, President, Chief Executive Officer and Director	698,983	2.0%
Richard Gold, Director	888,125	2.5%
A.J. "Bert" Moyer, Director	99,866	*
Thomas Pardun, Director	119,345	*
Larry Wolfe, Director	107,968	*
Garo Sarkissian, Senior Vice President Corporate Development	298,699	*
Richard Vitelle, Executive Vice President and CFO	694,335	2.0%
All directors and executive officers as a group (9 persons)	3,366,233	9.3%
BlackRock, Inc. and Subsidiaries	2,324,437 (4)	6.6%
40 East 52nd Street
New York, NY 10022

*	Less than 1.0% ownership

(1)	The address of each named officer and director is c/o CalAmp, 1401 N. Rice Avenue, Oxnard, CA 93030.

(2)	Amounts include shares purchasable upon exercise of stock options that were exercisable as of June 5, 2013 or within 60 days thereafter, in the following amounts:

Michael Burdiek	280,250
Richard Gold	300,000
A.J. "Bert" Moyer	8,000
Garo Sarkissian	125,750
Richard Vitelle	368,000
All officers and directors as a group	1,092,000

(3)	For the purposes of determining the percentage of outstanding Common Stock held by the persons set forth in the table and by all officers and directors as a group, the number of shares is divided by the sum of the number of outstanding shares of the Company's Common Stock on June 5, 2013 (35,123,602 shares) and the number of shares of Common Stock subject to options exercisable currently or within 60 days of June 5, 2013 by such persons or by the officer and director group as a whole.

(4)	Shares owned are as of March 31, 2013 according to Forms 13F filed with the U.S. Securities and Exchange Commission on April 18, 2019 by BlackRock, Inc. and its subsidiaries BlackRock Advisors LLC, Blackrock Investment Management LLC, BlackRock fund Advisors and BlackRock Institutional Trust Company N.A. (collectively, “Blackrock”). The Forms 13F indicate that the Blackrock has sole voting and dispositive power as to all shares.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

At February 28, 2013, the Company had two equity award plans, the 1999 Stock Option Plan and the 2004 Incentive Stock Plan (the “2004 Stock Plan”). Under the 2004 Stock Plan, various types of equity awards can be made, including stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), phantom stock and bonus stock. To date, only stock options, restricted stock, RSUs and bonus stock have been granted under the 2004 Stock Plan. Options can no longer be granted under the 1999 Stock Option Plan. The 1999 Stock Option Plan and the 2004 Stock Plan were both approved by the Company's stockholders.

The following table sets forth information regarding securities authorized for issuance under equity compensation plans as of February 28, 2013:

	Number of		Number of securities
	securities to be		remaining available for
	issued upon	Weighted-average	future issuance under
	exercise of	exercise price	equity compensation
	outstanding	of outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected in
Plan Category	and rights	and rights	the second column)
Equity compensation plans
approved by stockholders	2,492,299 (1)	$5.53 (2)	738,479

(1)	Consists of 1,656,049 outstanding stock options and 836,250 outstanding RSUs.

(2)	Represents the weighted-average exercise price of outstanding options only.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Compensation Discussion and Analysis

Compensation Philosophy and Programs

The Company’s executive compensation programs are designed to attract, motivate and retain executives who will contribute significantly to the long-term success of the Company and the enhancement of stockholder value. Consistent with this philosophy, the following goals provide a framework for the Compensation Committee's administration of the executive compensation program:

  executive compensation should be comparable to the average or median compensation level of comparable companies (as discussed in further detail below) to allow the Company to attract and retain talented management;

  annual variable compensation should reward the executives for achieving specific results that are intended to increase stockholder value;

  total compensation for each executive should be related to overall Company performance as well as individual performance;

  the compensation program should align the interests of the Company's executives with those of its stockholders; and

  supplemental benefits and perquisites that reward executives without regard to performance should be minimal.

Elements of Compensation

In order to achieve the above goals, the total compensation package of the executive officers includes base salary, an annual cash bonus, and long-term compensation in the form of equity awards. Salary is set at a competitive level (as discussed in further detail below) to attract and retain qualified candidates. Bonuses are tied specifically to performance of the Company or a specific business unit of the Company and/or individual contributions. Equity-based incentive awards are granted in amounts the Compensation Committee believes are necessary to provide incentives for future performance, taking into account competitive long-term incentive practices of similar companies, responsibilities and duties of each officer, and individual performance. This mix of compensation elements is intended to place a significant portion of compensation at risk and emphasizes performance.

The Company also provides executive officers with benefit plans that are generally available to all regular full-time employees of CalAmp. The Compensation Committee believes that appropriately balancing the total compensation package and ensuring the viability of each component of the package (both on its own and taken together as a whole) is necessary in order to provide market-competitive compensation. The Compensation Committee strives to balance the various components of the officer compensation program in order to motivate executives to improve the Company's results on a cost-effective basis. The factors that are used to determine individual compensation packages are generally similar for each named executive officer, including the CEO.

Role of the Compensation Committee

The members of the Compensation Committee have been appointed by the Board of Directors. The Compensation Committee currently consists of four directors, all of whom are "independent directors" as defined in the listing standards of the NASDAQ Marketplace Rules. The current members of the Compensation Committee are Thomas Pardun, who serves as Chair, Kimberly Alexy, Frank Perna, Jr. and Larry Wolfe.

The Compensation Committee operates under a written charter that was originally adopted by the Board in 2002 and which has subsequently been amended from time to time, most recently in 2013. The charter of the Compensation Committee is posted on the Company’s website at www.calamp.com.

The Compensation Committee is responsible for monitoring the performance and compensation of the named executive officers listed in the Summary Compensation Table below, reviewing the compensation plans, including bonuses, and administering the Company's equity award plans. While the Company's Board of Directors is responsible for the final approval of executive compensation, it relies heavily on the advice and recommendations of the Compensation Committee.

Role of Management in the Compensation Determination Process

The Compensation Committee periodically meets with the Company's Chief Executive Officer and Chief Financial Officer to obtain information with respect to compensation programs. The CEO makes recommendations to the Compensation Committee on the base salaries, incentive targets and measures, and equity compensation for the Company's executive officers. The Compensation Committee considers, but is not bound by and does not always accept, management’s recommendations with respect to executive officer compensation. The Compensation Committee also periodically seeks input from compensation consultants or other independent information sources prior to making any final determinations. The CEO and CFO attend most of the Compensation Committee’s meetings, but the Compensation Committee also regularly holds executive sessions not attended by any members of management. The Compensation Committee discusses the CEO's compensation package with him, but the Committee’s charter specifies that the CEO may not be present during the Compensation Committee’s deliberations or voting on the CEO’s compensation. The Compensation Committee has not delegated any of its authority with respect to compensation of executive officers to any member of management.

Role of Compensation Consultants in the Compensation Determination Process

The Compensation Committee has the authority in its sole discretion to engage its own compensation consultants and other independent advisors to assist in creating and administering the Company's executive compensation policies. Periodically the Compensation Committee retains the services of independent compensation consulting firms to conduct various compensation-related studies and analyses. The independent consulting firms do not provide any other services to the Company and have received no compensation other than with respect to services provided to the Compensation Committee. In November 2011, Compensia was engaged to assist the Compensation Committee in the determination of executive officer compensation for fiscal year 2013. The process of determining fiscal 2013 executive officer compensation is described below. Pursuant to the factors set forth in Item 407 of Regulation S-K, the Compensation Committee has reviewed the independence of Compensia and conducted a conflicts of interest assessment, and has concluded that Compensia is independent and Compensia’s work for the Compensation Committee has not raised any conflicts of interest.

Determination of Executive Officer Compensation for Fiscal 2013

     Comparative Analysis

The Compensation Committee engaged Compensia to assist the Committee in the evaluation of appropriate cash and equity compensation for the executive officers for fiscal 2013. Compensia, in consultation with the Company’s management, prepared a competitive compensation analysis that compared the cash and equity-based compensation of the Company's executive officers with the combined, or blended, compensation data of the Radford Executive Survey and of a public company peer group (the "Peer Group") as reported in proxy statements and other public filings. In determining the Peer Group for fiscal 2013, Compensia used as the starting point the list of 13 companies included in the previous year’s Peer Group. Compensia then screened the universe of public technology companies to identify other firms with similar financial, industry and size characteristics to CalAmp, and added six companies to the proposed Peer Group list. Three companies included in the fiscal 2012 Peer Group (Occam Networks, Spectrum Control and BigBand Networks) were subsequently acquired, and consequently these three companies were deleted from the Peer Group for fiscal 2013. The resultant Peer Group for fiscal 2013, consisting of 16 companies, was then approved by the Compensation Committee. The fiscal 2013 Peer Group companies are Anaren Inc., Cobra Electronics Corp., Communications Systems Inc., Digi International Inc., Echelon Corporation, EnerNOC Inc., Globecomm Systems Inc., KVH Industries Inc., LoJack Corporation, Numerex Corp., PC-TEL Inc.,

Symmetricom Inc., TeleNav Inc., Telular Corporation, Westell Technologies Inc. and Zhone Technologies Inc. At the time that Compensia prepared the competitive compensation analysis for fiscal 2013, CalAmp’s consolidated revenue for the trailing 12 month period was at the 46th percent rank of the Peer Group, and CalAmp’s market capitalization was at the 54th percent rank of the Peer Group. The compensation data was blended by giving equal weighting to the 50th percentile compensation amounts per the Radford Executive Survey and the Peer Group.

The competitive compensation analysis for fiscal 2013 was presented by Compensia to the Compensation Committee during a meeting on April 23, 2012. At this meeting Compensia also presented its assessment of the Company’s executive compensation elements relative to market practices and trends.

     Base Salary

Base salary for executive officers, including that of the CEO, is set according to the responsibilities of the position, the specific skills and experience of the individual and the competitive market for executive talent. The Compensation Committee reviews salaries annually and adjusts them as appropriate to reflect changes in market conditions, individual performance and responsibilities, and the Company’s financial position. In deliberating on proposed salary adjustments, the Compensation Committee considers the position relative to market of each officer’s proposed base amount, and generally targets the 50th percentile of market as represented by the blended data of the Radford Executive Survey and the Peer Group companies. For fiscal 2013 the base salary of each of the NEOs was increased. Base salary amounts for the NEOs are shown in the Summary Compensation Table on page 31.

     Short-Term Incentive Compensation Plan

The Company’s annual incentive bonus plan for executive officers reflects the Compensation Committee’s belief that a meaningful component of executive compensation should be contingent on the financial performance of the Company. The aggregate value of total cash compensation (base salary and bonus) for executive officers is generally targeted at approximately the 50th percentile of executive compensation at comparable companies, based on the blended data of the Radford Executive Survey and the Peer Group companies, with the intent that superior performance under the incentive compensation plan would enable each executive to elevate his total cash compensation to a level that is above the average of comparable companies.

At the Compensation Committee's April 23, 2012 meeting, the CEO presented the proposed parameters of the executive officer short-term incentive plan for fiscal 2013, including weighting factors, incentive amounts as a percentage of base salary, and quantitative goals. The quantitative goals proposed for the fiscal 2013 short-term incentive plan were consolidated revenue and consolidated earnings before interest, taxes, depreciation, amortization and stock-based compensation expense, or EBITDA, per the fiscal 2013 Annual Operating Plan ("AOP"). These measures are believed to best reflect the short-term performance of the Company, as they are directly influenced by management's actions. In executive session, with no members of management present, the Compensation Committee deliberated on the proposed executive officer short-term incentive plan for fiscal 2013. The Compensation Committee then made some changes in the incentive plan parameters, after which the fiscal 2013 executive officer short-term incentive plan was approved. The 2013 short-term incentive plan was ratified by the Board of Directors at a meeting held on April 24, 2012, and was amended by the Board of Directors at a meeting held on May 3, 2012 to revise the consolidated revenue and EBITDA goals for fiscal 2013 to reflect a product line acquisition that was consummated on that date. The fiscal 2013 short-term incentive plan consisted of the following payout percentages at the Threshold, Target and Maximum performance levels:

	Incentive Amounts as a % of Base Salary
	Threshold	Target	Maximum
President & CEO	15%	70%	130%
Executive VP & CFO	15%	50%	90%
SVP Corporate Development	15%	40%	80%

The incentive amounts as a percentage of base salary for each officer at the Target and Maximum levels were increased 5 to 10 percentage points from the percentages used in the fiscal 2012 short-term incentive plan because the incentive percentages had been lowered during the operational turnaround period of the preceding several years. The incentive amounts as a percentage of base salary used in the fiscal 2013 short-term incentive plan are more consistent with the Company’s incentive plan practices over the longer historical term.

The Compensation Committee believes that this short-term incentive plan structure rewards the executive officers for overachievement of the Company's quantitative goals and provides limited downside protection in the event of performance that is close to, but below, the target level. For fiscal 2013, the quantitative goals at the Target level were set equal to consolidated revenue and consolidated EBITDA as shown in the fiscal 2013 AOP, which is consistent with the methodology used for the short-term incentive plans of previous years. Quantitative goals at the Threshold and Maximum performance levels were determined by varying the goal amounts up or down from the projected revenue and EBITDA amounts shown in the fiscal 2013 AOP. The AOP is established by management and approved by the Board at the beginning of each fiscal year, and reflects performance levels that the Board feels are challenging but achievable with significant effort. The Maximum levels for each measure are generally set so as to represent both extremely challenging performance goals and outstanding achievement. Payouts are prorated on a straight-line basis for achievement between the Threshold and Target levels or the Target and Maximum levels. If the Company does not achieve at least the Threshold performance level for a measure, no payout is made for that measure.

The fiscal 2013 quantitative goals, as amended by the Board of Directors to reflect a product line acquisition that was consummated on May 3, 2012, as discussed above, were as follows (in millions):

	Threshold	Target	Maximum
Consolidated revenue	$143.5	$159.5	$183.4
Consolidated EBITDA	$10.1	$14.4	$20.1

For fiscal 2013, the Compensation Committee established weighting factors of 50% each on consolidated revenue and consolidated EBITDA for the CEO and CFO. For the SVP of Corporate Development, the Compensation Committee established weighting factors of 45% each on consolidated revenue and consolidated EBITDA, with the remaining 10% based on achievement of specific performance objectives. For fiscal 2013, actual consolidated revenue of $180.6 million was above the Target performance level, and actual consolidated EBITDA of $21.6 million was above the Maximum performance level. Incentive plan payout amounts for fiscal 2013 are disclosed in the Summary Compensation Table on page 31.

     Equity Awards

The Compensation Committee believes that equity compensation plans are an essential tool to align the long-term interests of stockholders and employees, particularly members of executive management, and serve to motivate executive officers to make decisions that will, in the long run, provide the best returns to stockholders. The Compensation Committee also believes that broad-based equity plans remain an essential element of a competitive compensation package, given that such plans are offered currently by most public technology companies with whom the Company competes for both executives and non-executive employees.

The Compensation Committee and the Board believe that the use of a combination of restricted stock shares and stock options as part of the executive officer compensation program helps drive long-term Company performance, aligns the interests of the officers with those of the Company's stockholders, and provides a retention factor through long-term vesting of equity awards. In determining the number of equity awards to be granted to executive officers, the Compensation Committee first establishes the total fair value of equity awards for each officer by reference to prevailing market compensation levels for comparable positions and other factors as discussed in the following paragraph. The Compensation Committee next considers the apportionment of the total equity award fair value between restricted shares and options. For the past several years the Compensation Committee has used a ratio of 2-to-1 for the number of restricted stock shares to option shares for each executive officer. The Compensation Committee believes that this ratio is appropriate because it has helped achieve the objective of increasing the share ownership of the officers to more closely align their interests with those of the other stockholders. Notwithstanding this, the Compensation Committee may change this ratio in the future in response to evolving compensation objectives.

At a meeting of the Compensation Committee held on July 31, 2012, the CEO presented proposed equity awards for the executive officers. During this meeting the Compensation Committee considered the information on Total Direct Compensation (base salary, cash bonus plus equity compensation) contained in the fiscal 2013 competitive compensation assessment described above that compared the compensation of the Company’s executive officers with blended compensation data from the Radford Executive Survey and the Peer Group companies. In evaluating the proposed executive officer equity awards for fiscal 2013, the Compensation Committee also considered factors such as the ratio of proposed equity awards for executive officers and non-executive officer employees of the Company, the prevailing stock price, estimates of stock compensation expense, longevity projections of the equity award plan pool of available units, and equity award ‘burn rate’ estimates.

It was noted during this Compensation Committee meeting that Total Direct Compensation of the Company’s executive officers as a group was essentially equal to the market, as represented by the median Total Direct Compensation amount of the Radford Executive Survey and the Peer Group companies. Following the Compensation Committee's review and deliberation at this meeting, the Committee approved equity awards for the executive officers, and these awards were ratified by the full Board. These equity awards are detailed in the Grants of Plan-Based Awards for Fiscal 2013 table on page 32.

Equity Award Practices

The Compensation Committee or the Board of Directors approves all equity awards. Equity awards, typically consisting of stock options, restricted stock or RSUs, are generally made when a key employee, including an executive officer, joins the Company, and generally on an annual basis thereafter. These executive officer and key employee equity awards typically vest over a four-year period. Stock options are granted at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The date of grant is the date on which the Compensation Committee or the Board meets and approves the particular option grant or grants. Since fiscal 2008 it has been the Company’s practice to make annual equity award grants to executive officers and key employees on the day of the annual meeting of stockholders, at the same time that equity awards are made to non-employee directors pursuant to the provisions of the Company's 2004 Stock Plan.

The size of an initial equity award to an executive officer is based upon the position, responsibilities and expected contribution of the individual, with subsequent grants also taking into account the individual’s performance and potential contributions. In establishing the amount and type of equity awards to the Company’s executive officers, the Compensation Committee takes into consideration each executive officer's duties and responsibilities, individual performance, and the competitive compensation analysis in which the executive officers' total direct compensation is benchmarked against blended compensation data from the Radford Executive Survey and the Peer Group companies. The Compensation Committee also takes into consideration the equity award burn rate in relation to industry averages published by RiskMetrics Group and the financial statement impact of proposed equity awards.

The Company does not schedule the granting of equity awards to coincide with any favorable or unfavorable news released by the Company. The timing of initial grants is driven by the date of hire of new employees. The annual meeting of stockholders, at which time the Compensation Committee reviews and approves annual equity grants for officers and key employees, is typically held during the last week of July on a date established about three months in advance.

Fiscal 2012 “Say on Pay” Advisory Vote on Executive Compensation

At last year’s Annual Stockholders’ Meeting, approximately 94% of the votes cast in the “say on pay” advisory vote were “FOR” approval of the Company’s executive compensation. The Compensation Committee evaluated the results of the fiscal 2012 advisory vote together with the other factors and data discussed in this Compensation Discussion and Analysis in determining executive compensation policies and decisions. The committee considered the vote results and due to the significant approval vote did not make changes to the Company’s executive compensation policies and decisions as a result of the fiscal 2012 advisory vote.

Executive Officer Stock Ownership Guidelines and Equity Holding Period

In 2004, the Compensation Committee adopted minimum stock ownership guidelines for executive officers. For the CEO, the guideline stock ownership amount is 2.5 times annual base salary, and for all other executive officers the guideline stock ownership amount is 1.5 times annual base salary. The market value of the stock on the date of acquisition serves as the basis for determining compliance with the guidelines. At the end of fiscal 2013, all executive officers were in compliance with these stock ownership guidelines.

The Company does not currently have a policy that specifies a minimum holding period for Company stock acquired by the executive officers as the result of restricted stock awards or option exercises. The Board of Directors believes that the executive officer stock ownership guidelines are sufficient to ensure that the Company’s officers maintain a meaningful ownership interest in the Company.

Retirement Benefits

The Company does not provide pension benefits or deferred compensation plans to any of its employees, including the executive officers, other than a 401(k) plan that is open to all regular, full-time U.S. employees. The 401(k) plan is a tax-qualified retirement savings plan pursuant to which all U.S. employees, including the NEOs, are permitted to contribute up to the limit prescribed by the Internal Revenue Service on a before-tax basis. The Company matches 50% of the first 4% of pay contributed to the 401(k) plan each year.

Adjustment or Recovery of Payments

Under Section 304 of the Sarbanes-Oxley Act of 2002, CEOs and CFOs of companies that have to restate earnings because of financial “misconduct” must pay back the bonuses and incentive compensation that they received from their companies. Beyond this statutory requirement, CalAmp does not currently have a policy requiring a fixed course of action with respect to compensation adjustments following later restatements of performance targets. Under those circumstances, it is anticipated that the Compensation Committee and the Board would evaluate whether other compensation adjustments in addition to those mandated under the Sarbanes-Oxley Act were appropriate based upon the facts and circumstances surrounding the restatement.

Severance and Change of Control Payments

The Company's Board of Directors has provided executive officers with severance and change of control arrangements in order to promote stability and continuity, and to mitigate a potential disincentive for the executives to pursue and execute an acquisition of the Company, particularly where the services of these executive officers may not be required by the acquirer. For a more detailed description of these severance and change of control benefits, please see the discussion under “Employment Contracts and Change-In-Control Arrangements” on page 34.

Other Compensation

Other elements of executive compensation include life and long-term disability insurance and health benefits. These benefits are also available to all regular, full-time U.S. employees of the Company, except that the Company pays the entire disability and health insurance premiums for the executive officers. The executive officers are also covered by a supplemental medical insurance program that reimburses the officer for out-of-pocket eligible medical costs up to an annual limit of $100,000 per officer. Company payments for executive officers pursuant to these other elements of compensation in fiscal 2013 are included in the “All Other Compensation” column in the Summary Compensation Table on page 31.

Tax and Accounting Implications

As part of its role, the Compensation Committee reviews and considers the deductibility of executive officer compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. To qualify for deductibility under Section 162(m), compensation in excess of $1,000,000 per year paid to the NEOs (other than the CFO) at the end of such fiscal year generally must be “performance-based” compensation as determined under Section 162(m). The Compensation Committee generally intends to comply with the requirements for full deductibility of executive officer compensation under Section 162(m). The rules and regulations promulgated under Section 162(m), however, are complicated and subject to change from time to time, sometimes with retroactive effect. As such, there can be no assurance that compensation intended to be performance-based for purposes of Section 162(m) will be fully deductible under all circumstances. Additionally, the Committee will balance the costs and burdens involved in complying with Section 162(m) against the value to the Company and its stockholders of the tax benefits that the Company would obtain as a result, and may in certain instances pay compensation that is not fully deductible if, in its determination, such costs and burdens outweigh such benefits.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Compensation Committee Report by reference therein.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2013.

COMPENSATION COMMITTEE

Thomas Pardun, Chair
Kimberly Alexy
Frank Perna, Jr.
Larry Wolfe

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2013, the Compensation Committee was comprised of Mr. Pardun, Ms. Alexy, Mr. Perna and Mr. Wolfe. There are no interlocks between the Company and other entities involving the Company's officers and directors who serve as executive officers or directors of other entities.

SUMMARY COMPENSATION TABLE

The table below sets forth the compensation awarded to, earned by, or paid to each of the Company's executive officers for the last three fiscal years.

				Grant Date Fair Value:		Non-Equity
Name and	Fiscal			Stock	Option	Incentive Plan	All Other
Principal Position	Year	Salary	Bonus	Awards	Awards	(Bonus Plan)	Compensation		Total
				(1)	(1)
Michael Burdiek	2013	$425,000	$-0-	$481,920	$157,100	$537,459	$19,539	(2)	$1,621,018
President and CEO	2012	379,385	-0-	644,000	209,000	380,280	16,197		1,628,862
	2011	315,400	-0-	168,480	55,440	-0-	11,425		550,745

Garo Sarkissian	2013	$240,000	-0-	$165,660	$52,360	$181,144	$17,149	(3)	$656,313
SVP Corporate	2012	235,000	-0-	119,360	38,720	130,325	20,229		543,634
Development	2011	225,000	-0-	93,600	30,800	-0-	15,701		365,101

Richard Vitelle	2013	$295,000	-0-	$203,310	$66,640	$258,540	$17,065	(4)	$840,555
Executive VP and CFO	2012	290,000	-0-	179,040	58,080	183,802	13,154		724,076
	2011	290,000	-0-	140,400	46,200	-0-	8,706		485,306

(1)	Amounts shown in these columns represent the grant date fair value for equity awards made during fiscal 2013, 2012 and 2011, calculated in accordance with FASB ASC Topic 718. The fair value of restricted stock awards is the closing stock price on the grant date. The fair value of option grants is computed using the Black-Scholes option pricing model and assuming no forfeitures. Assumptions made for the purpose of computing the fair value of stock options are described in the Company’s fiscal 2013 Annual Report on Form 10-K in Note 8 to the Consolidated Financial Statements under the heading “Equity Awards”.

(2)	Amount consists of $5,086 for a Company matching contribution under the 401(k) Plan, $5,130 under an executive medical cost reimbursement program, and $9,323 for health, disability and life insurance premiums paid by the Company for the benefit of Mr. Burdiek.

(3)	Amount consists of $5,017 for a Company matching contribution under the 401(k) Plan, $3,463 under an executive medical cost reimbursement program, and $8,669 for health, disability and life insurance premiums paid by the Company for the benefit of Mr. Sarkissian.

(4)	Amount consists of $5,017 for a Company matching contribution under the 401(k) Plan, $4,256 under an executive medical cost reimbursement program, and $7,792 for health, disability and life insurance premiums paid by the Company for the benefit of Mr. Vitelle.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2013

The table below sets forth the grants of stock options and restricted stock under our 2004 Incentive Stock Plan and other plan-based awards to the named executive officers during fiscal 2013.

					All Other	All Other
					Stock	Option
					Awards:	Awards:	Exercise or	Market	Grant Date
		Estimated Future Payouts			Number of	Number of	Base Price	Price on	Fair Value
		Under Non-Equity			Shares of	Securities	of Option	Grant	of Stock
	Grant	Incentive Plan Awards (1)			Stock or	Underlying	Awards	Date	and Option
Name	Date	Threshold	Target	Maximum	Units (#)	Options (#)	($/Sh.)	($/Sh.)	Awards ($)
Michael Burdiek		$63,750	$297,500	$552,500
President & CEO	7/31/12				64,000			$7.53	$481,920
	7/31/12					33,000	$7.53	$7.53	$157,100

Garo Sarkissian		$36,000	$96,000	$192,000
SVP Corporate	7/31/12				22,000			$7.53	$165,660
Development	7/31/12					11,000	$7.53	$7.53	$52,360

Richard Vitelle		$44,250	$147,500	$265,500
Executive VP	7/31/12				27,000			$7.53	$203,310
and CFO	7/31/12					14,000	$7.53	$7.53	$66,640

(1)	The amounts shown in these columns represent the Threshold, Target and Maximum payout levels under the fiscal 2013 executive officer short-term incentive plan. The actual amount of incentive bonus paid to each NEO for fiscal 2013 is reported under the “Non-Equity Incentive Plan (Bonus Plan)” column of the Summary Compensation Table.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2013

The following table sets forth the number of shares acquired upon exercise of options or vesting of restricted stock of each named executive officer during the fiscal year ended February 28, 2013, and the associated value realized.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized on	Shares Acquired	Realized on
Name and Position	On Exercise (#)	Exercise ($)	On Vesting (#)	Vesting ($)

Michael Burdiek	60,000	$336,221	100,500	$683,595
President and CEO

Garo Sarkissian	30,000	$208,490	35,500	$266,445
SVP Corp. Development

Richard Vitelle	20,000	$119,550	52,000	$390,380
Executive VP and CFO

OUTSTANDING EQUITY AWARDS AT THE END OF FISCAL 2013

The following table sets forth the outstanding equity awards of each named executive officer as of the end of fiscal 2013. All outstanding option awards reported in this table vest in equal annual installments over four years and expire 10 years from the date of grant. The outstanding stock awards reported in this table represent restricted stock that vests in equal annual installments over four years. At the end of fiscal 2013 there were no unearned equity awards under performance-based plans.

		Option Awards				Stock Awards
		Number of	Number of				Market
		Securities	Securities			Number of	Value of
		Underlying	Underlying			Shares of	Shares of
		Unexercised	Unexercised	Option	Option	Stock That	Stock That
Name and		Options (#)	Options (#)	Exercise	Expiration	Have Not	Have Not
Position	Grant Date	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)
Michael Burdiek	06/28/06	65,000	0	8.45	06/28/16
President & CEO	08/01/07	20,000	0	4.28	08/01/17
	07/24/08	90,000	0	2.13	07/24/18
	07/30/09	37,500	12,500	1.80	07/30/19	20,000	$217,000
	07/29/10	18,000	18,000	2.34	07/29/20	36,000	390,600
	06/01/11	25,000	75,000	3.22	06/01/21	150,000	1,627,500
	07/31/12	0	33,000	7.53	07/31/22	64,000	694,400

Garo Sarkissian	10/04/05	20,000	0	8.16	10/04/15
SVP Corporate	05/05/06	10,000	0	13.66	05/05/16
Development	08/01/07	30,000	0	4.28	08/01/17
	07/24/08	20,000	0	2.13	07/24/18
	07/30/09	15,000	5,000	1.80	07/30/19	10,000	$108,500
	07/29/10	10,000	10,000	2.34	07/29/20	20,000	217,000
	07/28/11	4,000	12,000	3.73	07/28/21	24,000	260,400
	07/31/12	0	11,000	7.53	07/31/22	22,000	238,700

Richard Vitelle	05/12/04	30,000	0	7.25	05/12/14
Executive VP	05/04/05	60,000	0	5.69	05/04/15
and CFO	05/05/06	60,000	0	13.66	05/05/16
	08/01/07	60,000	0	4.28	08/01/17
	07/24/08	90,000	0	2.13	07/24/18
	07/30/09	22,500	7,500	1.80	07/30/19	15,000	$162,750
	07/29/10	15,000	15,000	2.34	07/29/20	30,000	325,500
	07/28/11	6,000	18,000	3.73	07/28/21	36,000	390,600
	07/31/12	0	14,000	7.53	07/31/22	37,000	292,950

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

The Company has entered into change of control and salary continuation agreements with the named executive officers designed to protect such executives against the loss of their positions as a result of termination without Cause or termination for Good Reason in conjunction with a Change of Control, in which:

  "Cause" is defined as the occurrence or existence of any of the following with respect to the covered executive officer, as determined by a majority of the directors of the Board: (i) unsatisfactory performance of the officer's duties or responsibilities, after written notice and reasonable opportunity to cure; (ii) willful failure to follow any lawful directive of the Company or Board consistent with the officer's position and duties, after written notice and reasonable opportunity to cure; (iii) material breach by the officer of his duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any of its affiliates that has not been approved by a majority of the disinterested directors of the Board; (iv) commission of any willful or intentional act that could reasonably be expected to materially injure the property, reputation, business or business relationships of the Company or its customers; or (v) the conviction or the plea of "no contest' to a felony involving moral turpitude;

  "Good Reason" is defined as (i) a material change or reduction in the officer's authority, duties and responsibilities following a Change of Control; (ii) transfer of the officer to another work location that is materially further away from the officer's current primary residence than the officer's current work location; or (iii) a material reduction in the officer's base salary made without the officer's consent; and

  "Change of Control" is defined as the first to occur of (i) the sale or other transfer of all or substantially all of the assets of the Company to any person or group; (ii) the adoption of a plan of liquidation or dissolution of the Company; (iii) the merger or consolidation of the Company with or into another entity, or the merger of another entity into the Company or any subsidiary of the Company with the effect that immediately after the transaction the stockholders of the Company hold less than 50% of the total voting power of all securities entitled to vote in the election of directors, managers or trustees of the entity surviving such merger or consolidation; or (iv) the acquisition by any person or group of more than 50% of the voting power of all securities of the Company entitled to vote in the election of directors of the Company.

If Michael Burdiek, CEO, or Richard Vitelle, CFO, is terminated without Cause or Good Reason, the officer is entitled to severance in the form of continuation of payments of base salary for 6 months and COBRA premiums for 12 months. If Garo Sarkissian, SVP Corporate Development, is terminated without Cause, he is entitled to severance in the form of continuation of payments of base salary for 3 months and COBRA premiums for 6 months. For illustration purposes, if these salary and benefit continuation provisions had been triggered as of the end of fiscal 2013 for any of the NEOs, the total salary continuation benefits payable would have been $212,500 for Mr. Burdiek, $60,000 for Mr. Sarkissian and $147,500 for Mr. Vitelle, and the COBRA premium benefits payable would have been $24,000 for Mr. Burdiek, $12,000 for Mr. Sarkissian and $16,700 for Mr. Vitelle.

If an executive officer is terminated without Cause or the officer terminates his employment for Good Reason within the 3-month period immediately preceding or the 12-month period immediately following a Change of Control, then the officer is entitled to severance in the form of continuation of payments of base salary and COBRA premiums for 18 months (or 12 months in the case of Mr. Sarkissian), and pro rata Target bonus for the then current fiscal year. For illustration purposes, if the Change of Control provisions had been triggered as of the end of fiscal 2013 for any of the NEOs, the salary continuation benefits payable would have been $425,000 for Mr. Burdiek, $240,000 for Mr. Sarkissian and $295,000 for Mr. Vitelle, the COBRA premium benefits payable would have been $36,000 for Mr. Burdiek, $24,000 for Mr. Sarkissian and $25,000 for Mr. Vitelle, and the prorated bonus payable would have been $297,500 for Mr. Burdiek, $96,000 for Mr. Sarkissian, and $147,500 for Mr. Vitelle.

The employment agreements of Messrs. Burdiek, Sarkissian and Vitelle also provide that if employment with the Company is terminated without Cause or for Good Reason within 3 months prior to or 12 months following a Change of Control, 75% (or 50% in the case of Mr. Sarkissian) of the then unvested equity awards would become immediately vested. For illustration purposes, if these provisions had been triggered as of the end of fiscal 2013, the value of the accelerated equity award vesting for each of the NEOs would have been as follows (based on the closing price of the Company’s Common Stock at the end of fiscal 2013 of $10.85 per share):

Value of Accelerated
Name and Position	Equity Award Vesting
Michael Burdiek	$2,908,000
President & CEO

Garo Sarkissian	$538,000
SVP Corporate Development

Richard Vitelle	$1,156,000
Executive VP and CFO

The employment agreement of each NEO continues in effect until May 30, 2015, and is subject to annual review and renewal. If renewed, the employment agreement will provide for a minimum of two years of coverage; provided, however, that failure by the Company to renew the agreement constitutes termination without Cause.

STOCK PERFORMANCE GRAPH

The following graph and table compares the Company's stock performance to three stock indices over a five-year period assuming a $100 investment was made on the last day of fiscal year 2008.

Years Ended February 28,	2008	2009	2010	2011	2012	2013
CalAmp Corp.	100	18	103	112	153	397
NASDAQ Composite Index	100	62	101	128	140	152
NASDAQ Electronic Components	100	59	102	112	112	107
NASDAQ Telecommunications	100	53	94	129	142	180

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10 percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission, the National Association of Securities Dealers and the Company. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file, or late filing, of such reports with respect to the fiscal year ended February 28, 2013. Based solely upon a review of reports delivered to the Company during this period, all of these filing requirements were satisfied on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company has adopted a written policy pursuant to which material transactions between the Company and its executive officers, directors, nominees for election as directors, and principal stockholders (i.e., stockholders owning beneficially five percent or more of the outstanding voting securities of the Company) and members of the immediate family of any of the foregoing persons, shall be submitted to the Board of Directors for approval by a disinterested majority of the directors voting with respect to the transaction. For this purpose, a transaction is deemed material if such transaction, alone or together with a series of similar transactions during the same fiscal year, involves an amount that exceeds $60,000.

During fiscal 2013, Frank Perna, Michael Burdiek, and Richard Vitelle, Company insiders, realized gains of $87,200, $8,425 and $41,900, respectively, upon the exercise of warrants that the Company issued in 2009 in connection with a subordinated debt placement. The participation in the subordinated debt financing by these insiders was approved by the disinterested members of the Board of Directors after taking into consideration the challenging credit market conditions and the terms and provisions of the 2009 financing. There were no other related party transactions since the beginning of fiscal 2013.

ANNUAL REPORT

The Annual Report to Stockholders for the fiscal year ended February 28, 2013 is being sent to all stockholders with this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of any proxy.

The Company will also provide without charge a copy of its Annual Report on Form 10-K, including financial statements and related schedules, filed with the Securities and Exchange Commission, upon written or oral request from any person who was holder of record, or who represents in good faith he/she was a Beneficial Owner, of Common Stock of the Company on June 5, 2013. Any such request shall be addressed to the Company at 1401 North Rice Avenue, Oxnard, California 93030, Attention: Corporate Secretary or by calling (805) 987-9000.

STOCKHOLDER PROPOSALS

The Bylaws of the Company provide that at any meeting of the stockholders only such business shall be conducted as shall have been brought before the meeting by or at the discretion of the Board of Directors or by any stockholder of the Company who gives written notice (in the form required by the Bylaws) of such business to the Corporate Secretary of the Company not less than 60 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. The Bylaws also provide that only such nominations for the election of directors may be considered as are made by the Board of Directors, or by any stockholder entitled to vote in the election of directors who provides written notice (in the form required by the Bylaws) of such stockholder's intent to make such nomination to the Corporate Secretary of the Company not later than 60 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting.

Stockholders who intend to submit proposals for inclusion in the Proxy Statement relating to the fiscal year ending February 28, 2014 must do so by sending the proposal and supporting statements, if any, to the Company no later than February 13, 2014. Such proposals should be sent to the attention of the Corporate Secretary, CalAmp Corp., 1401 North Rice Avenue, Oxnard, California 93030.

OTHER MATTERS

Except for the matters described herein, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at such meeting that is a proper subject for action by the stockholders. However, if any other matters should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed proxy in accordance with the best judgment of the person or person(s) acting under the proxy.

By Order of the Board of Directors,

Richard K. Vitelle
Corporate Secretary

Oxnard, California
June 18, 2013

CALAMP CORP.
1401 N. RICE AVE.
OXNARD, CA 93030

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For	Withhold	For All
		All	All	Except
The Board of Directors recommends you vote FOR the following:

		☐	☐	☐
1.	Election of Directors
Nominees
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

01	Frank Perna, Jr.	02	Kimberly Alexy	03	Michael Burdiek	04	A.J. "Bert" Moyer	05	Thomas Pardun
06	Larry Wolfe

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain

2	Advisory Vote on Named Executive Officer Compensation	☐	☐	☐

3	Ratification of the selection of SingerLewak LLP as the independent auditing firm for the Company for the fiscal year ending February 28, 2014	☐	☐	☐

4	Transact such other business as may properly come before the meeting and any postponements or adjournments thereof	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

CALAMP CORP.
1401 N. Rice Avenue
Oxnard, California 93030

PROXY FOR 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 25, 2013.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CALAMP CORP.

The undersigned stockholder of CalAmp Corp. (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2013 Annual Meeting of Stockholders, and hereby appoints Frank Perna and Michael Burdiek, and each of them, as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side, and to vote in their discretion with respect to such other matters (including matters incident to the conduct of the meeting) as may properly come before the meeting, all the shares of Common Stock of the Company held of record by the undersigned on June 5, 2013 at the Annual Meeting of Stockholders to be held on July 25, 2013 and at any postponements or adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED HEREIN. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side